UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2009

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2009, the Federal Home Loan Bank of Boston (the “Bank”) announced the appointment of Mr. Edward A. Hjerpe, III as President and Chief Executive Officer, effective as of May 18, 2009, with Mr. Hjerpe commencing employment at the Bank on or before June 30, 2009, unless a later date is specifically agreed to by the Bank’s board of directors.

Mr. Hjerpe, age 50, is currently serving as Interim President and Chief Executive Officer of Strata Bank and Service Bancorp, Inc., a position he has held since September 2008. Mr. Hjerpe’s actual date of commencement of employment at the Bank is expected to follow the receipt of all required approvals for a proposed merger between Strata Bank and Service Bancorp, Inc., where he is currently serving as Interim President and Chief Executive Officer, and Middlesex Savings Bank. Prior to joining Strata Bank and Service Bancorp, Inc., Mr. Hjerpe was a financial, strategy and management consultant from August 2007 to September 2008; and both President and Chief Operating Officer of the New England Region of Webster Bank and Senior Vice President of Webster Financial Corporation from May 2004 to June 2007.

Mr. Hjerpe will be an at-will employee of the Bank, and the Bank will have no employment arrangement with him, other than as disclosed in this Item. Mr. Hjerpe’s base annual salary is $550,000. In addition, the Bank has agreed to provide Mr. Hjerpe with a Bank-owned or leased vehicle, a reserved parking space for such vehicle at the Bank’s office, and a 100 percent mass transportation subsidy. Also, the Bank has agreed to reimburse Mr. Hjerpe up to a maximum of $4,000 per month to lease a furnished apartment in Boston from the date of his commencement of employment with the Bank until one year following such date. The Bank has also agreed that Mr. Hjerpe will be eligible to participate in any executive incentive plan that is adopted for fiscal year 2009. In the event that either no such plan is adopted or if such a plan is adopted but modified, the Bank’s board of directors has agreed to consider paying Mr. Hjerpe an award for fiscal year 2009 based on Mr. Hjerpe’s accomplishments, the Bank’s overall performance, and the board of director’s assessment of the Bank’s members’ overall performance and the Bank’s role in that performance.

In his position as the Bank’s President and Chief Executive Officer, Mr. Hjerpe will be eligible for 12 months of base pay if his employment with the Bank is terminated, either involuntarily or by mutual agreement, for reasons other than cause under the Bank’s severance policy.

Mr. Hjerpe and the Bank have entered into an Executive Officer Change in Control Agreement, dated as of May 18, 2009 (the “Change in Control Agreement”), in connection with Mr. Hjerpe’s employment with the Bank. Under the terms of the Change of Control Agreement, in the event that either

•                  Mr. Hjerpe terminates his employment with the Bank for a Good Reason (as defined in the Change in Control Agreement) that is not remedied within certain cure periods by the Bank; or

•                  the Bank (or the Bank’s successor in the event of a reorganization) terminates Mr. Hjerpe without Cause (as defined by the Change in Control Agreement);

the Bank has agreed to pay Mr. Hjerpe an amount equal to his annualized base salary at the time of such termination to be paid in equal installments over the following 12 months according to the Bank’s regular payroll cycle during such period. Notwithstanding the foregoing, the Bank’s obligation to pay Mr. Hjerpe such amount will be subject to Mr. Hjerpe’s execution of the Bank’s standard release of claims agreement and the Bank’s compliance with applicable statutory and regulatory requirements at the time such payment would otherwise be made.

In addition to being eligible for the benefits available to all of the Bank’s employees, as a named executive office of the Bank, Mr. Hjerpe will be eligible to participate in the Bank’s Thrift Benefit Equalization Plan, which has been filed as Exhibit 10.2.3 to the Bank’s 2008 Annual Report on Form 10-K (the “2008 Form 10-K”) filed with the SEC on April 10, 2009. The Bank’s Thrift Benefit Equalization Plan is described in Item 11—Executive Compensation — Compensation Discussion and Analysis — Retirement and Deferred Compensation Plans and in Item 11—Executive Compensation — Compensation Discussion and Analysis — Retirement Plan. Mr. Hjerpe is also eligible to participate in the Bank’s Pension Benefit Equalization Plan, which has been filed with the SEC as Exhibit 10.1.3 to the 2008 Form 10-K but has been amended as of April 15, 2009. The Bank’s Pension Benefit Equalization Plan is described in Item 11—Executive Compensation — Compensation Discussion and Analysis — Retirement and Deferred Compensation Plans and in Item 11—Executive Compensation — Compensation Discussion and Analysis — Retirement Plan, except that the plan has been amended as of April 15, 2009, to clarify that a participating executive officer’s hire date for purposes of the plan is the most recent hire date at the Bank and that the prior service of participating executive officers that have already received a full distribution under the plan is disregarded for purposes of calculating the current accruing retirement benefit under the plan. Mr. Hjerpe’s benefit under the Bank’s Pension Benefit Equalization Plan will be based on an annual accrual rate of 1.5 percent and a “High-5 Average Salary,” as such term is defined by the plan.

Mr. Hjerpe and the Bank have also agreed to a disposition schedule for certain equity interests Mr. Hjerpe and his immediate family members held in certain of the Bank’s members, their affiliates and their parent holding companies (collectively, “Member Equity Interests”) at the time of Mr. Hjerpe’s appointment as the Bank’s President and Chief Executive Officer.  Pursuant to this disposition schedule, Mr. Hjerpe has agreed to dispose of all Member Equity Interests acquired by Mr. Hjerpe and his immediate family prior to his commencement of employment at the Bank except such interests in Webster Financial Corporation (the “WFC Interests”). The Bank’s governance committee and Mr. Hjerpe have agreed to make good faith efforts to identify and consider alternative resolutions regarding the ownership of the WFC Interests within six months of Mr. Hjerpe’s commencement of employment at the Bank. Mr. Hjerpe has agreed to dispose of the WFC Interests no later than six months following the commencement of his employment at the Bank should Mr. Hjerpe and the Bank’s governance committee be unable to resolve the stock ownership issue to the satisfaction of the Bank’s board of directors and in compliance with all applicable laws and regulations. Mr. Hjerpe’s disposition of the WFC Interests will be subject to certain pre-approvals and post-disposition review by the Bank’s governance committee. Mr. Hjerpe has agreed to recuse himself from all matters dealing specifically with Webster Financial Corporation so long as he has WFC Interests under his control but is not required to recuse himself from general matters affecting some or all of the Bank’s members. Mr. Hjerpe has agreed that neither he nor his immediate family members will purchase additional Member Equity Interests except in accordance with the Bank’s code of ethics and business conduct.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank’s press release regarding the appointment of Mr. Edward A. Hjerpe, III as president and chief executive officer of the Bank.

The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

99.1 Press release, dated May 26, 2009, sent by the Bank.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: May 26, 2009	By:	/s/Frank Nitkiewicz

Frank Nitkiewicz Executive Vice President and Chief Financial Officer